UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 11, 2005

PROXIM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30993	52-2198231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 O’Nel Drive

San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On June 11, 2005, Proxim Corporation (“Proxim” or the “Company”) announced a reduction in force of its North American and certain of its international operations.  The reduction in force was undertaken in connection with the Company’s bankruptcy filings and the sale of substantially all of the Company’s assets in bankruptcy.  The Company estimates costs of the reduction in force at approximately $1.0 million, substantially all of which is associated with termination costs, payment of employees’ paid time off and, in some cases involving certain of its international employees, statutory payments.

The Company expects to incur a variety of costs and to make cash expenditures in connection with its filing for chapter 11 bankruptcy protection, its recent headquarters move and the sale of its assets.  As of the date of this filing, the Company cannot provide estimates of the amounts it expects to incur or expend in connection with these activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION

By:	/s/ Michael D. Angel
Michael D. Angel Executive Vice President and Chief Financial Officer

Date:  June 16, 2005